Exhibit 99.1

Intellinetics, Inc. Reports Fourth Quarter and Year-End Results

Record Annual Software as a Service and Overall Revenue;

Record Operating Cash Flow

COLUMBUS, OH – (March 24, 2022) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and twelve months ended December 31, 2021.

2021 Fourth Quarter Financial Highlights

●	Total Revenue increased 2% from the same period in 2020.
●	Software as a Service Revenue increased 31% from the same period in 2020.
●	Net Income of $26,295, compared to Net Loss of $1,427,307 from the same period in 2020.

○	Q4 2021 includes expense of $64,203 of change in fair value of earnout liabilities expense, compared to expense of $1,552,800 in 2020.

●	Adjusted EBITDA of $337,925 compared to an adjusted EBITDA of $361,188 from the same period in 2020.

2021 Twelve Month Financial Highlights

●	Total Revenue increased 39% from the same period in 2020.
●	Software as a Service Revenue increased 37% from the same period in 2020.
●	Net Income of $1,357,951, compared to Net Loss of $2,200,201 from the same period in 2020.

○	2021 includes expense of $141,414 of change in fair value of earnout liabilities expense, compared to expense of $1,554,800 in 2020.
○	2021 includes gain on retirement of debt of $845,083 from PPP loan forgiveness.

●	Adjusted EBITDA of $1,670,087, an improvement of $867,125 compared to adjusted EBITDA of $802,962 from the same period in 2020.

Summary – 2021 Fourth Quarter Results

Revenues for the three months ended December 31, 2021 were $2,744,038 as compared with $2,695,805 for the same period in 2020. The increase in our software as a service and storage and retrieval more than offset slight reductions in sale of software and professional services. Professional services were impacted by the COVID resurgence in November and December 2021. Intellinetics reported net income of $26,295 and a net loss $1,427,307 for the three months ended December 31, 2021 and 2020, respectively, representing an improvement of $1,453,602. The net loss in 2020 was primarily a result of a charge taken due to a change in fair value of earnout liabilities of $1,554,800 relating to our 2020 acquisitions. Basic and diluted net income per share for the three months ended December 31, 2021 was $0.01. Basic and diluted net loss per share for the three months ended December 31, 2020 was $0.51. Our adjusted EBITDA improved year over year by $867,125, which was driven by improved operations and demonstrates the value of the 2020 acquisitions.

Summary – 2021 Twelve Month Results

Revenues for the twelve months ended December 31, 2021 were $11,460,265 as compared with $8,253,391 for the same period in 2020. The increase in our professional services and storage and retrieval revenues is primarily due to the inclusion of a full twelve months of revenues from our Graphic Sciences, Inc. subsidiary acquired in 2020, compared to the same period in 2020 that only included approximately ten months of revenues from that business. The year-over-year increase is amplified by the weak second quarter of 2020, due to the stay-at-home orders and resulting curtailment of revenue in that period, as well as the continued strong growth of our software as a sales revenues. We reported a net income of $1,357,951 and a net loss of $2,200,201 for the twelve months ended December 31, 2021 and 2020, respectively, representing an improvement of $3,558,152. The improved net income was the result of improved operating results, no significant transaction costs in 2021, a gain on extinguishment of debt of $845,083 from the full forgiveness of our PPP loan, and change in fair value of earnout of $141,414 in 2021 compared to $1,554,800 in 2020.

2021 Operational Highlights

●	Positive operating cash flow of $1,389,996 for the twelve months ended December 31, 2021.
●	Positive net income and positive adjusted EBITDA for all four quarters of 2021.
●	Integrations of acquisitions of Graphic Sciences (March 2, 2020) and CEO Imaging Systems (April 24, 2020) substantially complete despite pandemic challenges.
●	Invested in new warehouse to support growth of our storage and retrieval services, which increases box storage capacity more than 120%, and completed consolidation of warehouses from four to two for more logistics efficiency.
●	Expanded K-12 footprint, bringing us to over 250 school districts at the time of this release.

James F. DeSocio, President & CEO of Intellinetics, stated, “We achieved our goal of improved revenue numbers from Q4 of 2020 to Q4 of 2021, including 31% SAAS revenue growth, despite the renewed Omicron headwinds we faced in the fourth quarter of 2021. For the eighth straight quarter we showed positive adjusted EBITDA and have surpassed $300,000 of positive Adjusted EBITDA for the sixth straight quarter. For fiscal year 2021 we not only beat our 2021 revenue goals including software as a service and all recurring revenue goals, we have also surpassed our 2020 revenue numbers by $3.2 million. This has been a great year for Intellinetics despite the many challenges we have faced with COVID and the onset of inflationary pressures.

“Our teams continue to perform at a high level. In 2021, we invested in our new records center and our sales and marketing teams. Our development team continues to deliver industry and customer requested enhancements. We closed 342 orders in 2021, 31% of which were new customer logos for close to $5.9 million in order value, most of which will be recognized over the next one to two years. Our success validates our strategy of both winning new logos and continuing to cross sell to our existing customer base.

“I’m excited for all our target markets as well. We are positioned for 2022 better than ever in our history, and expect to build on the positive Adjusted EBITDA of 2021 while we’re executing on our plan to drive revenue growth in 2022.”

Conference Call

Intellinetics is holding a conference call to discuss these results on Thursday, March 24, 2022, at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing +1 929 205 6099 and providing passcode 83687945879#. If you are unable to participate during the live call, a replay of the conference call will be available approximately two hours after the completion of the call through April 30, 2022. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, empowers organizations to manage, store and protect their important documents and data. The company offers its IntelliCloudTM content management platform, in addition to business process outsourcing (BPO), document and micrographics scanning services, and records storage. Intellinetics guides companies through the digital transformation process to reduce risk, strengthen compliance and enable anytime, anywhere access to mission critical forms and documents. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2022 revenues and future revenue streams from new and existing customers, 2022 Adjusted EBITDA, future cash flow and other synergies associated with our recent acquisitions of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other and service offerings and partnerships, and in any other industry, market, initiative, service or innovation; cross-selling opportunities Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K and Form 10-Q. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and significant transaction costs.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended December 31,
	2021	2020
Net income (loss) - GAAP	$26,295	$(1,427,307)
Change in fair value of earnout liabilities	64,203	1,554,800
Interest expense, net	112,775	114,959
Depreciation and amortization	111,693	92,618
Stock-based compensation	22,959	26,118
Adjusted EBITDA	$337,925	$361,188

	For the Twelve months Ended December 31,
	2021	2020
Net income (loss) - GAAP	$1,357,951	$(2,200,201)
Change in fair value of earnout liabilities	141,414	1,554,800
Interest expense, net	452,120	637,683
Significant transaction costs	-	495,440
Stock and warrant issue expense	-	377,761
Depreciation and amortization	413,932	296,935
Stock-based compensation	149,753	116,270
Income tax benefit, net	-	(188,300)
Gain on extinguishment of debt	(845,083)	(287,426)
Adjusted EBITDA	$1,670,087	$802,962

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenues:
Sale of software	$4,479	$40,788	$78,450	$194,787
Software as a service	389,611	298,519	1,441,683	1,055,016
Software maintenance services	338,219	341,963	1,350,470	1,257,446
Professional services	1,753,443	1,786,463	7,468,716	5,007,617
Storage and retrieval services	258,286	228,072	1,120,946	738,525
Total revenues	2,744,038	2,695,805	11,460,265	8,253,391

Cost of revenues:
Sale of software	4,778	16,547	14,828	56,664
Software as a service	91,284	63,860	333,001	273,368
Software maintenance services	16,711	31,683	81,641	159,122
Professional services	944,107	915,745	3,709,348	2,553,053
Storage and retrieval services	78,868	84,163	378,465	220,446
Total cost of revenues	1,135,748	1,111,998	4,517,283	3,262,653

Gross profit	1,608,290	1,583,807	6,942,982	4,990,738

Operating expenses:
General and administrative	919,277	966,394	4,044,296	3,499,440
Change in fair value of earnout liabilities	64,203	1,554,800	141,414	1,554,800
Significant transaction costs	-	-	-	636,440
Sales and marketing	374,047	282,343	1,378,352	1,041,367
Depreciation and amortization	111,693	92,618	413,932	296,935
Total operating expenses	1,469,220	2,896,155	5,977,994	7,028,982

Income (loss) from operations	139,070	(1,312,348)	964,988	(2,038,244)

Other income (expense)
Gain on extinguishment of debt	-	-	845,083	287,426
Interest expense, net	(112,775)	(114,959)	(452,120)	(637,683)
Total other income (expense)	(112,775)	(114,959)	392,963	(350,257)

Income (loss) before income taxes	26,295	(1,427,307)	1,357,951	(2,388,501)

Income tax benefit	-	-	-	188,300

Net income (loss)	$26,295	$(1,427,307)	$1,357,951	$(2,200,201)

Basic net income (loss) per share:	$0.01	$(0.51)	$0.48	$(0.91)
Diluted net income (loss) per share:	$0.01	$(0.51)	$0.44	$(0.91)

Weighted average number of common shares outstanding - basic	2,823,072	2,810,865	2,822,972	2,406,830
Weighted average number of common shares outstanding - diluted	3,103,905	2,810,865	3,104,820	2,406,830

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
ASSETS

Current assets:
Cash	$1,752,630	$1,907,882
Accounts receivable, net	1,176,059	792,380
Accounts receivable, unbilled	444,782	523,522
Parts and supplies, net	76,691	79,784
Other contract assets	78,556	31,283
Prepaid expenses and other current assets	155,550	130,883
Total current assets	3,684,268	3,465,734

Property and equipment, net	1,091,780	698,752
Right of use assets	3,841,612	2,641,005
Intangible assets, net	968,496	1,184,971
Goodwill	2,322,887	2,322,887
Other assets	53,089	31,284
Total assets	$11,962,132	$10,344,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$181,521	$141,823
Accrued compensation	343,576	271,889
Accrued expenses, other	161,862	131,685
Lease liabilities - current	616,070	518,531
Deferred revenues	1,194,649	996,131
Deferred compensation	100,828	100,828
Earnout liabilities - current	958,818	877,522
Accrued interest payable - current	-	5,941
Notes payable - current	-	580,638
Total current liabilities	3,557,324	3,624,988

Long-term liabilities:
Notes payable - net of current portion	1,754,527	1,802,184
Lease liabilities - net of current portion	3,316,682	2,196,951
Earnout liabilities - net of current portion	671,863	1,566,478
Total long-term liabilities	5,743,072	5,565,613
Total liabilities	9,300,396	9,190,601

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,823,072 and 2,810,865 shares issued and outstanding at December 31, 2021 and 2020, respectively	2,823	2,811
Additional paid-in capital	24,297,229	24,147,488
Accumulated deficit	(21,638,316)	(22,996,267)
Total stockholders’ equity	2,661,736	1,154,032
Total liabilities and stockholders’ equity	$11,962,132	$10,344,633

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$1,357,951	$(2,200,201)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	413,932	296,935
Bad debt (recovery) expense	(11,187)	54,834
Parts and supplies reserve change	9,000	15,000
Amortization of deferred financing costs	103,739	117,091
Amortization of beneficial conversion option	-	11,786
Amortization of debt discount	106,666	88,889
Amortization of right of use asset	614,154	405,227
Stock issued for services	57,500	57,500
Stock options compensation	92,253	58,770
Note conversion stock issue expense	-	141,000
Warrant issue expense	-	236,761
Interest on converted debt	-	176,106
Amortization of original issue discount on notes	-	18,296
Gain on extinguishment of debt	(845,083)	(287,426)
Change in fair value of earnout liabilities	141,414	1,554,800
Changes in operating assets and liabilities:
Accounts receivable	(372,492)	605,094
Accounts receivable, unbilled	78,740	(224,128)
Parts and supplies	(5,907)	796
Prepaid expenses and other current assets	(93,745)	6,745
Right of use assets	-	-
Accounts payable and accrued expenses	141,562	(645,596)
Lease liabilities, current and long-term	(597,491)	(396,292)
Deferred compensation	-	(16,338)
Accrued interest, current and long-term	442	5,940
Deferred revenues	198,518	43,399
Total adjustments	32,015	2,325,189
Net cash provided by operating activities	1,389,966	124,988

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	-	(4,019,098)
Purchases of property and equipment	(590,485)	(76,854)
Net cash used in investing activities	(590,485)	(4,095,952)

Cash flows from financing activities:
Payment of earnout liabilities	(954,733)	-
Proceeds from issuance of common stock	-	3,167,500
Offering costs paid on issuance of common stock	-	(307,867)
Payment of deferred financing costs	-	(175,924)
Proceeds from notes payable	-	3,008,700
Repayment of notes payable	-	(170,000)
Repayment of notes payable - related parties	-	(47,728)
Net cash (used in) provided by financing activities	(954,733)	5,474,681

Net (decrease) increase in cash	(155,252)	1,503,717
Cash - beginning of period	1,907,882	404,165
Cash - end of period	$1,752,630	$1,907,882

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$242,545	$202,291
Cash paid during the period for income taxes	$4,595	$117,072

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$796,074
Accrued interest notes payable related parties converted to equity	-	238,883
Discount on notes payable for beneficial conversion feature	-	320,000
Discount on notes payable for warrants	-	135,292
Notes payable converted to equity	-	3,421,063
Notes payable converted to equity - related parties	-	1,465,515
Right-of-use asset obtained in exchange for operating lease liability	1,814,761	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$-	$17,269
Accounts receivable	-	1,122,737
Accounts receivable, unbilled	-	276,023
Parts and supplies	-	91,396
Prepaid expenses	-	73,116
Other current assets	-	5,954
Right of use assets	-	2,885,618
Property and equipment	-	735,885
Intangible assets	-	1,361,000
Accounts payable	-	(168,749)
Accrued expenses	-	(162,426)
Lease liabilities	-	(2,947,684)
Federal and state taxes payable	-	(168,900)
Deferred revenues	-	(198,659)
Deferred tax liabilities, net	-	(149,900)
Net assets acquired in acquisition	-	2,772,680
Total goodwill acquired in acquisition	-	2,322,887
Total purchase price of acquisition	-	5,095,567
Purchase price of business acquisition financed with earnout liability	-	(889,200)
Purchase price of business acquisition financed with installment payments	-	(170,000)
Cash used in business acquisition	$-	$4,036,367